As filed with the Securities and Exchange Commission on August 10, 2000

                                                   Registration No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                     ---------------------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                         MEMC Electronic Materials, Inc.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                              56-1505767
----------------------------                                -------------------
(State or Other Jurisdiction                                (IRS Employer
 of Incorporation)                                          Identification No.)

                       501 Pearl Drive (City of O'Fallon)
                           St. Peters, Missouri 63376
                                 (636) 474-5500
               ---------------------------------------------------
                    (Address of Principal Executive Offices,
                               Including Zip Code)

                         MEMC Electronic Materials, Inc.
                           1995 Equity Incentive Plan,
                    as Amended and Restated on August 3, 2000
               --------------------------------------------------
                            (Full Title of the Plan)

                               Helene F. Hennelly
             Corporate Vice President, General Counsel and Secretary
                         MEMC Electronic Materials, Inc.
                       501 Pearl Drive (City of O'Fallon)
                           St. Peters, Missouri 63376
                                 (636) 474-5500
               ---------------------------------------------------
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)


                        Copies of all correspondence to:

                               LaDawn Naegle, Esq.
                                 Bryan Cave LLP
                         700 13th Street NW, Suite 700
                            Washington, DC 20005-3960
                                 (202) 508-6000

                         CALCULATION OF REGISTRATION FEE

Title of Securities                         Proposed             Proposed              Amount
    To Be                  Amount            Maximum              Maximum                of
 Registered                To Be          Offering Price         Aggregate          Registration
                        Registered(1)      Per Share(2)      Offering Price(2)          Fee
-------------------------------------------------------------------------------------------------

Common Stock,
par value $.01           3,600,000            $15.75            $56,700,000          $14,969
per share


-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, includes such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock on August 7, 2000, as reported by the New York Stock Exchange.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which previously have been filed by MEMC Electronic Materials, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (1)  Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1999.

     (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000.

     (3)  The   description   of  the  Company's   Common  Stock   contained  in
          Registration Statement on Form 8-A, filed with the Commission on June 21, 1995.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation contains such a provision.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company's Restated Certificate of Incorporation contains such a provision.

     The Company has in effect a directors and officers liability insurance policy indemnifying the directors and officers of the Company for certain liabilities incurred by them, including liabilities under the Securities Act and the Securities Exchange Act. The Company pays the entire premium of this policy.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

         No.      Description
         ---      -------------------------------------------------------------

         5        Opinion of Bryan Cave LLP

         23.1     Consent of KPMG LLP

         23.2     Consent of KPMG San Tong Corp.

         23.3     Consent of KPMG Certified Public Accountants

         23.4     Consent of Bryan Cave LLP (included in Exhibit 5 hereto)

         24       Power of Attorney (included on signature page)

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 3, 2000.

                                    MEMC ELECTRONIC MATERIALS, INC.

                                    By:  /s/ Klaus R. von Horde
                                       ----------------------------------------
                                       Klaus R. von Horde
                                       President, Chief Executive Officer and
                                       Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Stolze and Helene F. Hennelly, and each of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Form S-8 and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                Date
---------                   -----                                ----

/s/ Klaus R. von Horde
------------------------    President, Chief Executive Officer   August 3, 2000
Klaus R. von Horde          and Director
                            (Principal executive officer)


/s/ James M. Stolze
------------------------    Executive Vice President and Chief
James M. Stolze             Financial Officer                    August 3, 2000
                            (Principal financial and accounting
                               officer)


/s/ Hans Michael Gaul
------------------------
Dr. Hans Michael Gaul       Director                             August 3, 2000


/s/ Helmut Mamsch
------------------------
Helmut Mamsch               Director                             August 3, 2000


/s/ Willem D. Maris
------------------------
Willem D. Maris             Director                             August 3, 2000


/s/ Alfred Oberholz
------------------------
Dr. Alfred Oberholz         Director                             August 3, 2000


/s/ Paul T. O'Brien
------------------------
Paul T. O'Brien             Director                             August 3, 2000


/s/ Michael B. Smith
------------------------
Michael B. Smith            Director                             August 3, 2000



                                  Exhibit Index

Exhibit No.            Description
-----------            -------------------------------------------------------

5                      Opinion of Bryan Cave LLP

23.1                   Consent of KPMG LLP

23.2                   Consent of KPMG San Tong Corp.

23.3                   Consent of KPMG Certified Public Accountants

23.4                   Consent of Bryan Cave LLP (included in Exhibit 5 hereto)

24                     Power of Attorney (included on signature page)